LXP INDUSTRIAL TRUST
POWER OF ATTORNEY
515 N. FLAGLER DRIVE, SUITE 408
WEST PALM BEACH, FL 33401

The undersigned hereby makes, constitutes and appoints Joseph S. Bonventre and Daniela Alizo the attorneys-in-fact (individually, an “Attorney” and collectively, the “Attorneys”) of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the undersigned:

(a)For the purposes of complying with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission thereunder (the Exchange Act, together with such rules, being herein referred to as the “Act”), to prepare or cause to be prepared, execute, sign and file with the Securities and Exchange Commission and all applicable securities exchanges on behalf of the undersigned all reports (including, without limitation, amendments thereto) required to be filed by the undersigned under Section 16(a) of the Act, including, without limitation, all Initial Statements of Beneficial Ownership of Securities on Securities and Exchange Commission Form 3 and subsequent reports on Forms 4 and 5, with respect to the equity securities of LXP Industrial Trust (collectively, the “Section 16 Forms”); and

a.To make, execute, acknowledge and deliver such other documents, letters and other writings, including communications to the Securities and Exchange Commission, and in general to do all things and to take all actions necessary or proper in connection with or to carry out the objective of complying with Section 16(a) of the Act; as fully as could the undersigned if personally present and acting.

Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or the contents of any report, instrument or other document which may be executed by him or her pursuant hereto.

The undersigned hereby ratifies all that any one or more of the Attorneys or his, her or their substitute or substitutes shall lawfully do under the authority of this Power of Attorney.

Each Attorney shall have full power to make and substitute any other attorney-in-fact in his or her place and stead. The term “Attorney” shall include the respective substitutes of any Attorney.

Any and all lawful actions taken by the Attorneys on behalf of the undersigned in furtherance of the purposes set forth above prior to the date hereof, be, and they hereby are, severally ratified, confirmed and approved, it being the intent of the undersigned to confer upon all such actions the same authority and effect as if each of such actions had been carried out personally by the undersigned.

This Power of Attorney shall be governed by the laws of the State of Florida.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file any Section 16 Forms with respect to the undersigned’s holdings of and transactions in securities issued by LXP Industrial Trust, and (b) revocation by the undersigned in a signed writing delivered to the Attorneys. In the event an Attorney is no longer be employed by LXP Industrial Trust, then this Power of Attorney shall terminate with respect to such Attorney and such Attorney shall no longer have any powers or rights hereunder.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney as of the date set forth below their name.

/s/ Nathan Brunner______________
Name: Nathan Brunner
Date: September 3, 2024